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                          CERTIFICATE OF INCORPORATION

                                       OF

                            ESENJAY EXPLORATION, INC.

     The undersigned, a natural person acting as incorporator under the General Corporation Law of the State of Delaware as the same exists or may hereafter from time to time be amended (the "DGCL"), hereby makes this Certificate of Incorporation for such corporation.

                                    ARTICLE I

                                      NAME

     The name of this corporation is Esenjay Exploration, Inc. (the "Corporation").

                                   ARTICLE II

                                  OFFICE/AGENT

     The address of the registered office in the State of Delaware is located at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of its registered agent at such address is the Corporation Trust Company.

                                   ARTICLE III

                                    DURATION

     The duration of the existence of the Corporation is perpetual.

                                   ARTICLE IV

                                    PURPOSES

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

                                    ARTICLE V

                               AUTHORIZED CAPITAL

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 45,000,000, divided into classes as follows:
(A) 40,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and (B) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

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                                   ARTICLE VI

                               ATTRIBUTES OF STOCK

     The designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, for each class of stock of the Corporation shall be as follows:

     COMMON STOCK. Each share of Common Stock shall be equal to each other share of Common Stock and, when issued, shall be fully paid and non-assessable, and the personal property of stockholders shall not be liable for corporate debts. Subject to any preferential rights of the holders of Preferred Stock, the holders of Common Stock of the Corporation shall each be entitled to share in any dividends of the Corporation ratably, if, as, and when declared by the Board of Directors.

     PREFERRED STOCK.

     Shares of Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the particulars fixed by the Board of Directors for each series as provided herein. All shares of any one series shall be identical in all respects with all the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

     The Board of Directors is hereby authorized, by resolution or resolutions to provide, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, for a series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the following provisions of the shares thereof:

          A. the designation of such series and the number of shares which shall constitute such series;

          B. the annual dividend rate payable on shares of such series, expressed in a dollar amount per share, and the date or dates from which such dividends shall commence to accrue and shall be cumulative;

          C. the price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;

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          D.   the amounts payable upon shares of such series, in the event of the voluntary or involuntary liquidation, distribution of assets (other than payment of dividends), dissolution, or winding up of the affairs of the Corporation;

          E. the sinking funds or mandatory redemption provisions, if any, for the redemption or purchase of shares of such series;

          F. the extent of the voting powers, if any, of the shares of such series;

          G. the terms and conditions, if any, on which shares of such series may be converted into shares of stock of the Corporation of any class or classes; and

          H. any other preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of such preferences or rights, of shares of such series.

                                   ARTICLE VII

                               BOARD OF DIRECTORS

     The number of directors of this Corporation shall be no less than four
(4) and no more than fourteen (14), and such number may be determined from time to time under the Bylaws or upon resolution of the Board of Directors. Directors and officers need not be stockholders. In case of vacancies in the Board of Directors, including vacancies occurring by reason of an increase in the number of directors, a majority of the remaining members of the Board, even though less than a quorum, may elect directors to fill such vacancies to hold office until the next annual meeting of the stockholders or until their successors are elected and qualify.

     The Board of Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the annual meeting of stockholders to be held in 2000, the term of office of the second class to expire at the annual meeting of stockholders to be held in 1999, and the term of office of the third class to expire at the annual meeting of stockholders to be held in 1998. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

     The number of directors constituting the Corporation initial Board of Directors is seven (7), and the name and mailing addresses of the individuals who will serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

               CLASS I DIRECTOR WHOSE TERM WILL EXPIRE IN 2000

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               Alex M. Cranberg
               500 N. Water Street, Suite 1100
               Corpus Christi, Texas 78471

               Michael E. Johnson
               500 N. Water Street, Suite 1100
               Corpus Christi, Texas 78471

               Jack P. Randall
               500 N. Water Street, Suite 1100
               Corpus Christi, Texas 78471

               CLASS II DIRECTOR WHOSE TERM WILL EXPIRE IN 1999

               David W. Berry
               500 N. Water Street, Suite 1100
               Corpus Christi, Texas 78471

               Alex B. Campbell
               500 N. Water Street, Suite 1100
               Corpus Christi, Texas 78471

               Charles J. Smith
               500 N. Water Street, Suite 1100
               Corpus Christi, Texas 78471

               CLASS III DIRECTOR WHOSE TERM WILL EXPIRE IN 1998

               William D. Dodge III
               500 N. Water Street, Suite 1100
               Corpus Christi, Texas 78741





                                  ARTICLE VIII

                                 INDEMNIFICATION

     A. MANDATORY INDEMNIFICATION. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another

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domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), except that such person shall not be indemnified if he is convicted of a crime in a criminal Proceeding, against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation's obligations under this Section A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

     B. PREPAYMENT OF EXPENSES. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section A of this Article VIII or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation's Board of Directors deems appropriate.

     C. VESTING. The Corporation's obligation to indemnify and to prepay expenses under Sections A and B of this Article VIII shall arise, and all rights granted to the Corporation's directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, no action taken by the Corporation, either by amendment of this Certificate of Incorporation or the Bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections A and B of this Article VIII which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

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     D.   ENFORCEMENT.  If a claim under Section A or Section B or both
Sections A and B of this Article VIII is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL, other applicable law, or this Article VIII to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL, other applicable law, or this Article VIII shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

     E. NONEXCLUSIVE. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of this Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     F. PERMISSIVE INDEMNIFICATION. The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by Sections A and B of this Article VIII may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

     G. INSURANCE. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article VIII, the Corporation's Bylaws, the DGCL or other applicable law.

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     H.   IMPLEMENTING ARRANGEMENTS.  Without limiting the power of the
Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in paragraph G of this Article VIII, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation, (1) create a trust fund, (2) establish any form of self-insurance, (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (4) establish a letter of credit, guaranty or surety arrangement.

                                   ARTICLE IX

                           LIMITED DIRECTOR LIABILITY

     No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article IX shall not eliminate or limit the liability of a director:

     A. for any breach of the director's duty of loyalty to the Corporation or its stockholders;

     B. for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     C. under Section 174 of the DGCL, as it may hereafter be amended from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption; or

     D. for any transaction from which the director derived an improper personal benefit.

     If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article IX will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

                                    ARTICLE X

                          COMPROMISE OR ARRANGEMENT BY
                   CORPORATION WITH CREDITORS OR STOCKHOLDERS

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation as the case may be, and also on this Corporation.

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                                   ARTICLE XI

                            ACTION BY WRITTEN CONSENT

     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and no action required to be taken or that may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting.

                                   ARTICLE XII

                                  INCORPORATOR

     The name and mailing address of the incorporator is:

                    Allen T. Snyder
                    Porter & Hedges, L.L.P.
                    700 Louisiana, Suite 3500
                    Houston, Texas 77002-2764

     I, the undersigned, being the incorporator hereinafter named, for the purpose of forming a corporation pursuant to the DGCL, do make this certificate, hereby declaring under the penalties of perjury, that this is my act and deed and that the facts stated herein are true, and accordingly, set my hand this 11th day of May, 1998.


                                                /s/ Allen T. Snyder
                                        -------------------------------------
                                            Allen T. Snyder, INCORPORATOR

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